                                                                    EXHIBIT 3.01

                                State of Delaware

                        Office of the Secretary of State

             -----------------------------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "G+G RETAIL, INC.," FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 1998, AT 9 O'CLOCK A.M.


                                    [SEAL]   /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9741694
                                                       DATE: 05-13-99
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  STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/26/1998
  981251230 -- 2914098

                          CERTIFICATE OF INCORPORATION

                                       OF

                                G+G RETAIL, INC.

            1. The name of the corporation is G+G Retail, Inc. (the "Corporation").

            2. The address of the Corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the Corporation's registered agent at that address.

            3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

            4. The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock").

            5. The name of the sole incorporator is Sabrina Clerge and her mailing address is c/o Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022.

            6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the Corporation.

            7. The election of the Board of Directors need not be by written ballot.

            8. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as amended from time to time each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.
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            9. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Dated: June 26, 1998


                                                  /s/ Sabrina Clerge
                                                  --------------------------
                                                  Sabrina Clerge
                                                  Sole Incorporator
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                                State of Delaware

                   Office of the Secretary of State

                  ----------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "G+G RETAIL, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF SEPTEMBER, A.D. 1998, AT 9 O'CLOCK A.M.


                                    [SEAL]   /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9741693
                                                       DATE: 05-13-99

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/04/1998
  981348302 -- 2914098

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT

         It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is

                                G+G RETAIL, INC.

            2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

            3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

            4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

      Signed on September 3, 1998


                                                /s/ Jonathan Berger
                                                -------------------------------
                                                Jonathan Berger, Vice President